UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

(Former Name or Former Address, if Changed Since Last Report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 16, 2020, TransAct Technologies Incorporated (“TransAct”) closed its previously announced underwritten public offering (the “Offering”). TransAct sold an aggregate of 1,380,000 shares of common stock, $.01 par value per share (the “Shares”), in the Offering, including 180,000 Shares sold as a result of the exercise in full of the overallotment option (the “Overallotment Option”) granted to the Underwriters (as defined below), at a public offering price of $7.10 per Share. The Shares were issued and sold pursuant to an underwriting agreement, dated October 14, 2020 (the “Underwriting Agreement”) between TransAct and Roth Capital Partners, LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Shares are being sold to the Underwriters at a discount of 6% to the public offering price, and TransAct has agreed to reimburse the Underwriters for certain fees and expenses. The anticipated net proceeds of approximately $8.7 million from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by TransAct, are expected to be used for working capital and other general corporate purposes, which may include funding the further development of TransAct’s food service technology business and related sales, marketing and product development efforts, technology improvements and personnel costs in support of TransAct’s growth strategy.

The Underwriting Agreement included customary representations, warranties and covenants of the parties, and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, TransAct has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

The Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-248055) filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2020 and declared effective on August 21, 2020. A final prospectus supplement and accompanying base prospectus relating to the Offering were filed with the SEC on October 14, 2020.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the legal opinion of Day Pitney LLP relating to the legality of the Shares is filed herewith as Exhibit 5.1.

Item 8.01	Other Events.

On October 14, 2020, TransAct issued a press release announcing the pricing of the Offering. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On October 16, 2020, TransAct issued a press release announcing the completion of the Offering and the full exercise of the Overallotment Option. The press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement between TransAct Technologies Incorporated and Roth Capital Partners, LLC, as representative, dated October 14, 2020

5.1	Opinion of Day Pitney LLP

23.1	Consent of Day Pitney LLP (included in Exhibit 5.1)

99.1	Press Release dated October 14, 2020 regarding pricing of public offering

99.2	Press Release dated October 16, 2020 regarding completion of public offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: October 16, 2020